UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2018

SANGAMO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30171	68-0359556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Canal Blvd., Richmond, California 94804

(Address of principal executive offices) (Zip Code)

(510) 970-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 20, 2018, Sangamo Therapeutics, Inc. (“Sangamo”) entered into a Collaboration and License Agreement (the “Kite Agreement”) with Kite Pharma, Inc. (“Kite”), a wholly-owned subsidiary of Gilead Sciences, Inc. (“Gilead”), for the research, development and commercialization of potential engineered cell therapies for cancer. Gilead is also a party to the Kite Agreement for the sole purpose of guaranteeing the performance of Kite. Pursuant to the Kite Agreement, Sangamo will work together with Kite on a research program under which Sangamo will design zinc finger nucleases (“ZFNs”) and adeno-associated viruses (“AAVs”) to disrupt and insert certain genes in T cells and NK cells, including the insertion of genes that encode chimeric antigen receptors (“CARs”), T-cell receptors (“TCRs”) and NK cell receptors (“NKRs”) directed to mutually agreed targets (“Candidate Targets”). Kite will be responsible for all clinical development and commercialization of any resulting products. Except for confidentiality obligations and certain representations, warranties and covenants, which are effective upon execution, the effectiveness of the Kite Agreement is subject to the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and other customary closing conditions.

Subject to the terms of the Kite Agreement, Sangamo will, upon effectiveness of the Kite Agreement, grant to Kite an exclusive, royalty-bearing, worldwide, sublicensable license, under Sangamo’s relevant patents and know-how, to develop, manufacture and commercialize, for the purpose of treating cancer, specific cell therapy products that may result from the research program and that are engineered ex vivo, using selected ZFNs and AAVs developed under the research program, to express CARs, TCRs or NKRs directed to Candidate Targets (the “Licensed Products”).

During the research program term and subject to certain exceptions, except pursuant to the Kite Agreement, Sangamo will be prohibited from researching, developing, manufacturing and commercializing, for the purpose of treating cancer, any cell therapy product that, as a result of ex vivo genome editing, expresses a CAR, TCR or NKR that is directed to a target expressed on or in a human cancer cell. After the research program term concludes and subject to certain exceptions, except pursuant to the Kite Agreement, Sangamo will be prohibited from developing, manufacturing and commercializing, for the purpose of treating cancer, any cell therapy product that, as a result of ex vivo genome editing, expresses a CAR, TCR or NKR that is directed to a Candidate Target.

Under the terms of the Kite Agreement, Sangamo will, upon the effectiveness of the Kite Agreement, receive a $150 million upfront payment from Kite. Kite will reimburse Sangamo’s direct costs to conduct the joint research program under the Kite Agreement, and Kite will be operationally and financially responsible for all subsequent development, manufacturing and commercialization of Licensed Products. Sangamo is also eligible to receive contingent research-, development- and sales-based milestone payments that could total up to $3.01 billion if all of the specified milestones set forth in the Kite Agreement are achieved. Of this amount, approximately $1.26 billion relates to the achievement of specified research, clinical development and first commercial sale milestones, and approximately $1.75 billion relates to the achievement of specified commercial sales-based milestones if annual worldwide net sales of Licensed Products reach specified levels. Each development- and sales-based milestone payment is payable (i) only once for each Licensed Product, regardless of the number of times that the associated milestone event is achieved by such Licensed Product, and (ii) only for the first ten times that the associated milestone event is achieved, regardless of the number of Licensed Products that may achieve such milestone event. In addition, Sangamo will be entitled to receive escalating, tiered royalty payments with a percentage in the single digits based on potential future annual worldwide net sales of Licensed Products. These royalty payments will be subject to reduction due to patent expiration, entry of biosimilar products to the market and payments made under certain licenses for third-party intellectual property.

Kite has the right to terminate the Kite Agreement, in its entirety or on a Licensed Product-by-Licensed Product or Candidate Target-by-Candidate Target basis, for any reason after a specified notice period. Each party has the right to terminate the Kite Agreement on account of the other party’s bankruptcy or material, uncured breach of the Kite Agreement.

The foregoing description of the Kite Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Kite Agreement, which will be filed as an exhibit to Sangamo’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2018. Sangamo intends to seek confidential treatment for certain portions of the Kite Agreement pursuant to a confidential treatment request that it intends to submit to the Securities and Exchange Commission (the “SEC”) pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Item 2.02 Results of Operations and Financial Condition.

On February 22, 2018, Sangamo issued a press release announcing its financial results for the quarter and year ended December 31, 2017 (the “Earnings Release”). A copy of the Earnings Release is furnished hereto as Exhibit 99.1 and is incorporated by reference herein.

The information contained in this Item 2.02 and in the Earnings Release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the Earnings Release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be incorporated by reference into any filing with the SEC made by Sangamo whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

On February 22, 2018, Sangamo and Kite issued a joint press release in connection with the Kite Agreement (the “Joint Release”). A copy of the Joint Release is filed hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Earnings Release dated February 22, 2018.

99.2	Joint Release dated February 22, 2018.

Forward-Looking Statements

This Current Report on Form 8-K and the accompanying Earnings Release and Joint Release (together, the “Press Releases”) contain forward-looking statements. These forward-looking statements include, without limitation references relating to the advancement of Sangamo’s preclinical projects toward IND; expected timing of presentation of preliminary clinical trial data by mid year for Sangamo’s most advanced clinical trials, SB-525 for hemophilia A and SB913 for MPS II; initiation of a Phase 1/2 clinical trial for ST-400 beta thalassemia program in early 2018; filing an IND application for sickle cell disease; filing an IND application for ST-920 for the Fabry disease program; advancements and improvements to Sangamo’s technology platforms; potential for additional collaborations; the establishment of Sangamo’s new headquarters and the construction of a state-of-the-art cGMP manufacturing facility; anticipated cash and investment balance, operating expenses, revenue and potential milestone and royalty payments under Sangamo’s collaboration agreements; the potential benefit of therapeutic applications of Sangamo’s ZFN technology platform to modify genes to develop next-generation cell therapies for autologous and allogeneic use in treating different cancers; the potential of Sangamo’s ZFN technology to provide a treatment option that can be accessed directly within the hospital, thus reducing the time to infusion for patients; the anticipated effectiveness of the Kite Agreement and the timing and benefits thereof; and Sangamo’s receipt of an upfront payment and potential receipt of research-, development- and sales-based milestones, as well as royalties on potential future sales of Licensed Products. Because such statements deal with future events and are based on current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements could differ materially from those described in or implied by the statements in this Current Report on Form 8-K and in the Press Releases due to a number of factors, including the dependence on the success of the clinical trials of lead programs, the lengthy and uncertain regulatory approval process, uncertainties related to the initiation and completion of clinical trials, whether clinical trial results will validate and support the safety and efficacy of Sangamo’s product candidates, the reliance on partners and other third-parties to meet their obligations, the ability to establish additional strategic partnerships, the ability to cause the Kite Agreement to become effective on the proposed terms and schedule; the ability to obtain clearance under the HSR Act and to satisfy the closing conditions under the Kite Agreement; the new, uncertain and time consuming gene editing product candidate development and regulatory process, including the risks that Sangamo and Kite may not be successful in their research efforts under the Kite Agreement and that, even if successful, Kite may be unable to successfully develop and commercialize licensed products; Sangamo’s dependence on collaborative partners, including the risks that if Kite were to breach or terminate the Kite agreement or otherwise fail to successfully develop and commercialize the licensed products and in a timely manner, Sangamo would not obtain the anticipated financial and other benefits of the Kite agreement and the development and/or commercialization of Sangamo’s genome editing technology could be delayed, perhaps substantially. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that Sangamo and its partners will be able to develop commercially viable gene-based therapeutics. A more detailed discussion of these and other risks and uncertainties may be found under the caption “Risk Factors” and elsewhere in Sangamo’s SEC filings and reports, including Sangamo’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 and future filings and reports by Sangamo, including Sangamo’s Annual Report on Form 10-K. Sangamo assumes no obligation to update the forward-looking information contained in this Current Report on Form 8-K and in the Press Releases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: February 22, 2018	SANGAMO THERAPEUTICS, INC.

	By:	/s/ ALEXANDER D. MACRAE
Alexander D. Macrae, M.B., Ch.B., Ph.D.
President, Chief Executive Officer